Exhibit 10.8

Loan Agreement

between

Auris Medical AG

and

Altamira Pharma GmbH

Altamira Pharma GmbH, Zuchwil, and Auris Medical AG, Basel (the “Parties”), agree to enter into a loan agreement (“Agreement”) as follows:

Altamira Pharma GmbH (“Lender”) is providing a revolving credit facility of up to CHF 250,000 and up to EUR 250,000 (“Loan Amount”) to Auris Medical AG (“Borrower”), starting January 11, 2013, for a maximum of 30 days at an annual interest rate of 5%. Lender agrees to transfer Loan Amount upon request either as a whole or in tranches to Borrower’s bank account(s) and Borrower agrees to pay back Loan Amount as well as accrued interest on February 11, 2013 at the latest to Lender’s bank account(s).

Basel,	9.1.2013	Zuchwil,	08.01.2013

Auris Medical AG		Altamira Pharma GmbH

Oliver Kubli	Prof Wolfgang Arnold	Dr Thomas Meyer

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